SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2006


                                PACIFIC CMA, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                0-27653          84-1475073
   ----------------------------    ------------    -------------------
   (State or Other Jurisdiction    (Commission       (IRS Employer
        of Incorporation)          File Number)    Identification No.)


c/o Airgate International Corp., 153-10 Rockaway Blvd.   Jamaica, New York 11434
--------------------------------------------------------------------------------
       (Address of Principal Executive Office)       (City and State) (Zip Code)


       Registrant's telephone number, including area code: (212) 247-0049

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

      In September 2006, Pacific CMA Inc. (the "Company") restated its financial statements previously filed with the Securities and Exchange Commission ("SEC") in connection with the Company's Form 10-K for the year ending December 31, 2005 and 2004. On August 20, 2006, the Company's management and audit committee determined that restatements were to be made as a result of a correction of the Company's application of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150), in accounting for the Company's Series A Convertible Preferred Stock ("Series A Stock"). The Company initially accounted for its Series A Stock as a liability; however, since the Series A Stock is convertible, the redemption feature is conditional and the Series A Stock should not be accounted for under SFAS 150. The Company has reviewed EITF D-98, Classification and Measurement of Redeemable Securities, and determined that the Series A Stock should be accounted for as temporary equity. This reclassification also resulted in the offering costs related with the Series A Stock to be reclassified from other assets and netted with the balance that the Series A Stock was recorded. As a result of this reclassification, the Company also reversed the expenses recorded to other income (expense) and recorded these charges directly to retained earnings. In addition, the Company has modified its presentation of earnings (loss) per share attributable to common stockholders to present the impact of the deemed dividend and beneficial conversion feature related to the preferred stock. Finally, the Company reversed the tax accounting for the beneficial conversion feature and deemed dividend that had been recorded related to the Series A Stock. This restatement resulted in an increase of net loss attributable to common stockholders of $556,916 (from $357,270 to $914,186) and $369,132 (from net income of $327,527 to a net loss of ($41,605))for the years ended December 31, 2005 and 2004, respectively.

      The Company has determined that these corrections were necessary to cure the errors in its previously reported consolidated results of operations for the fiscal years ended December 31, 2004 and 2005 and therefore, decided to restate the amounts reported in its previously issued financial statements for the fiscal years ended December 31, 2005 and 2004. As a result of the restatement, investors should no longer rely on the consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 included in the Company's Annual Report on Form 10-K for the years ended December 31, 2005 and 2004 and the associated independent registered public accounting firm's reports on file with the SEC on March 31, 2005. The Company included the restated financial statements for the fiscal years ended December 31, 2005 and 2004 in its amended Annual Report on Form 10-K/A filed on September 25, 2006.

      Additionally, in its Form 10-Q for the quarter ended June 30, 2006, the Company restated its financial statements for the quarter ended June 30, 2005. Similarly, when the Company files its Form 10-Qs for the quarters ended September 30, 2006 and March 31, 2007, it will restate its financial statements for the quarters ended September 30, 2005 and March 31, 2006, respectively.

      The Audit Committee and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8-K with Virchow, Krause & Company, LLP, the Company's current independent registered public accounting firm, as well as BKD, LLP, its former independent registered public accounting firm.


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

Item 8.01 Other Events

      Following the filing of this Form 8-K, the Company will issue a news release announcing that the public could no longer rely upon the Company's balance sheet, statements of operations and cash flows for the year ended December 31, 2005 and 2004 included in the Company's Form 10-K filed on March 31, 2006, and the Company filed, on September 25, 2006, a Form 10-K/A, amending its Form 10-K for the year ended December 31, 2005, restating the balance sheet, statements of operations and cash flows therein.

      On October 9, 2006, the Company relocated its offices in Hong Kong to 11th Floor, Watson Centre, 16-22 Kung Yip. Street, Kwai Chung, New Territories, Hong Kong. It's telephone number at that new address is 011-852-3-628-0288.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits.

      Exhibit
      No.               Description
      -------           -----------
      99.1              News Release dated October 17, 2006.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PACIFIC CMA, INC.

Date: October 16, 2006             By: /s/Alfred Lam
                                       ----------------------------------------
                                   Name: Alfred Lam
                                   Title: Chairman of the Board of Directors
                                   (Principal Executive Officer)

Date: October 16, 2006             By: /s/John Mazarella
                                       ----------------------------------------
                                   Name: John Mazarella
                                   Title: Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


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